SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                     Date of Report
                     (Date of earliest
                     event reported):      March 7, 2001


                      State Financial Services Corporation
             (Exact name of registrant as specified in its charter)


   Wisconsin                       0-18166                        39-1489983
----------------                 -----------                      ----------
(State or other               (Commission File                  (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)


              10708 West Janesville Road, Hales Corners, Wisconsin
                 53130 (Address of principal executive offices,
                               including Zip code)


                                 (414) 425-1600
                         (Registrant's telephone number)

Item 5.   Other Events.

       On March 7, 2001, State Financial Services Corporation (the "Company") entered into a definitive agreement and plan of merger to acquire LB Bancorp Inc. ("LBB"), the parent company of Milwaukee-based Liberty Bank ("Liberty"), a Wisconsin banking corporation, for $12 million in cash. Pursuant to the terms of the definitive agreement, LBB will merge with and into the Company, and Liberty will simultaneously merge with and into the Company's wholly-owned subsidiary, State Financial Bank, National Association. The combined banks will operate under the name State Financial Bank, National Association. As part of the transaction, LBB has agreed to deliver irrevocable proxies to vote in favor of the merger from shareholders owning more than fifty percent of the outstanding shares of LBB. Accordingly, shareholder approval by the LBB shareholders is assured. No approval of the shareholders of the Company is required. Subject to the receipt of regulatory approval and satisfaction of certain other customary conditions, the companies expect that the transaction, which will be accounted for as a purchase, will be completed in the second quarter of this year.

       A copy of the agreement and plan of merger and the Company's press release announcing the execution of the definitive agreement are attached as
Exhibit 2.1 and Exhibit 99, respectively, to this Current Report on Form 8-K.



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


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STATE FINANCIAL SERVICES CORPORATION



Date:  March 8, 2001                    By:   /s/ Timothy L. King
                                           ---------------------------
                                            Timothy L. King
                                            Senior Vice President and
                                            Chief Financial Officer




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

                      STATE FINANCIAL SERVICES CORPORATION

                   Exhibit Index to Current Report on Form 8-K
                               Dated March 7, 2001


Exhibit
Number

(2.1) Agreement and Plan of Merger, dated as of March 7, 2001, by and among State Financial Services Corporation, State Financial Bank, National Association, LB Bancorp, Inc. and Liberty Bank. Schedules and exhibits to the Agreement and Plan of Merger have not been filed herewith. The Company agrees to furnish to the Commission upon request a copy of any omitted schedule or exhibit.

(99)     Press Release of State Financial Services Corporation, dated March 7,
         2001.







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